UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2011, Melissa Ballenger resigned as Controller and principal accounting officer of MasterCard Incorporated (the “Registrant”) and MasterCard International Incorporated (“MasterCard International” and, together with the Registrant, the “Company”). On May 25, 2011, the Company announced that, effective immediately, it had appointed John Sulca as interim Controller and principal accounting officer of the Company.

Mr. Sulca, age 43, has served as Group Head, Assistant Controller of the Company since April 2009. Previously, Mr. Sulca had served in a number of roles of increasing responsibility since joining the Company in September of 2000, including as Vice President Accounting Compliance and Vice President Financial Analysis.

The terms of Mr. Sulca’s employment arrangement have not been modified in connection with his appointment as interim Controller and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: May 25, 2011	By /s/ Noah J. Hanft
Noah J. Hanft General Counsel and Corporate Secretary